Exhibit 10.7

Farmland RE Term Loans 2016 Loan No. 198280, 198283 and 198284

LOAN AGREEMENT

This agreement is dated as of March 29, 2016, and is between FPI ILLINOIS I LLC, a Delaware limited liability company (“FPI ILL I”), FPI ILLINOIS II LLC, a Delaware limited liability company (“FPI ILL II”), COTTONWOOD VALLEY LAND LLC, a Nebraska limited liability company (“CVL”), PH FARMS LLC, an Illinois limited liability company (“PHF”) and FPI PROPERTIES LLC, a Delaware limited liability company (“FPIP”; and FPI ILL I, FPI ILL II, CVL, PHF and FPIP are individually and collectively, “Borrower”) and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Lender”).

ARTICLE 1 — DEFINITIONS AND GENERAL CONSTRUCTION

Except as otherwise expressly provided herein, capitalized terms used in this agreement and its schedules and exhibits will have the respective meanings assigned to such terms in Appendix A to this agreement. Except as otherwise defined in this agreement, or unless the context otherwise requires, each term that is used in this agreement which is defined in Article 9 of the UCC is used as defined in Article 9 of the UCC. Unless expressly stated therein or the context otherwise requires, the Loan Documents will be interpreted in accordance with the Drafting Conventions.

ARTICLE 2 — THE FORSYTHE LOAN

2.01       Forsythe Loan. Lender shall lend Borrower the principal sum of $90,000,000.00 (the “Forsythe Loan”).

(a)       The Forsythe Loan will be evidenced by this agreement and a promissory note in a form provided by Lender (the “Forsythe Loan Note”).

(b)       The Forsythe Loan will be disbursed to or for the account of Borrower on the Closing Date.

2.02       Floating Rate of Interest.

(a)       Subject to the provisions of this section and Section 2.03, the unpaid principal balance of the Forsythe Loan will bear interest from the Funding Date at the rate of 2.38% per annum (the “Initial Floating Rate”)  fixed to June 29, 2016.

(b)       On September 29, 2016 and on the 29th day of each December, March, June and September thereafter (each such date, a “Floating Rate Adjustment Date”), the rate of interest on the Forsythe Loan will be Adjusted to that rate per annum equal to the greater of (a) the three month LIBOR plus the Floating Rate Spread (defined in Section 2.02(c)), or (b) 2.000% per annum (a “Floating Rate Adjustment” and the Initial Floating Rate, as Adjusted, the “Adjusted Floating Rate”). Beginning on each Floating Rate Adjustment Date and continuing until the next Floating Rate Adjustment Date or the Maturity Date, whichever is earlier, the unpaid principal balance of the Forsythe Loan will bear interest at the then applicable Adjusted Floating Rate.

(c)       Subject to the provisions of this Section 2.02(c), the term “Floating Rate Spread” shall mean 1.750% per annum. On March 29, 2019, March 29, 2022, and March 29, 2025, each, Lender may change the Floating Rate Spread to that rate per annum determined by Lender, consistent with rates quoted by Lender for substantially similar loans secured by real estate substantially similar to the Collateral, in each instance as determined by Lender.

2.03       Adjustable Rate Option.

(a)       Subject to the terms and provisions of this Section 2.03, at any time and from time to time during the term of the Forsythe Loan following the initial Floating Rate Adjustment Date, Borrower may elect to have all or any portion of the unpaid balance of the Forsythe Loan bear interest at a rate which is fixed for a term of Borrower's choosing and then Adjusts to another fixed rate set by Lender, at Lender's sole discretion (an “Adjustable Rate Conversion”, and the applicable rates of interest, the “Adjustable Rates”).

(b)       Each Adjustable Rate Conversion is subject to the following:

(1)         there has occurred no Event of Default and there has been no event or occurrence and no condition exists which, with the giving of notice or the passage of time would be an Event of Default;

(2)         the initial Adjustable Rate will take effect on a Floating Rate Adjustment Date;

(3)         Borrower must notify Lender in writing of (A) Borrower's election to exercise the Adjustable Rate Conversion option; the portion, in dollars, of the unpaid principal balance of the Forsythe Loan to which the subject election applies (that portion of the Forsythe Loan, a “Fixed Rate Portion” and all Fixed Rate Portions of the Forsythe Loan, individually and collectively, the “Fixed Rate Portions”); and (B) subject to Section 2.03(e), the time interval at which the applicable rate will Adjust (the “Adjustable Rate Interval”), which interval must be one of the following: one year, two years, three years, five years, or the entire remaining term of the Forsythe Loan (that notice, the “Adjustable Rate Option Notice”);

(4)         the Adjustable Rate Option Notice must be received by Lender no later than fifteen Business Days prior to the immediately following Floating Rate Adjustment Date (that Floating Rate Adjustment Date, the “Forsythe Adjustable Rate Effective Date”) and no earlier than thirty Business Days prior to the Forsythe Adjustable Rate Effective Date;

(5)        promptly upon receipt of an Adjustable Rate Option Notice (but no less than ten Business Days before the Forsythe Adjustable Rate Effective Date), Lender shall quote the initial Adjustable Rate for the applicable Fixed Rate Portion (that rate, the “Quoted Initial Adjustable Rate”) and (based on the Adjustable Rate Interval), the date of any subsequent adjustment dates, if any, applicable to that Fixed Rate Portion (those dates, each, “Forsythe Adjustable Rate Adjustment Dates”); and

(6)        within five Business Days following Borrower's receipt of the Quoted Initial Adjustable Rate, Borrower shall notify Lender whether it accepts the same.

(c)       If Borrower does not accept the Quoted Initial Adjustable Rate or does not send the notice required in Section 2.03(b)(6), the unpaid principal balance of the applicable Fixed Rate Portion of the Forsythe Loan will continue to bear interest at the rate per annum specified in Section2.02.

(d)       If Borrower accepts a Quoted Initial Adjustable Rate, the applicable Fixed Rate Portion of the Forsythe Loan will bear interest at the Adjustable Rate, determined in accordance with Section 5.02.

(e)        Notwithstanding anything to the contrary in this Section 2.03:

(1)       there must be no more than four Fixed Rate Portions in effect at any one time; and

(2)       the last day of the initial Adjustable Rate Interval for each Fixed Rate Portion must be no later than the Maturity Date; and if and to the extent that the last day of any subsequent Adjustable Rate Interval for such Fixed Rate Portion would be later than the Maturity Date, that subsequent Adjustable Rate Interval will be shortened to end on the Maturity Date.

2.04       Scheduled Repayment.

(a)         Accrued interest on the Forsythe Loan shall be paid on September 29, 2016 and the 29th day of each March and September to the Maturity Date (each such date, a “Regular Payment Date”).

(b)         The unpaid principal balance of the Forsythe Loan, accrued interest thereon, and any other outstanding Obligations, shall be paid on March 29, 2026 (the “Maturity Date”).

2.05         Prepayment.

(a)         Subject to Section 5.04(b), Borrower may Prepay, in whole or in part on any Floating Rate Adjustment Date, any portion of the Forsythe Loan which at the time of such Prepayment is not a Fixed Rate Portion.

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	3	Rev. 4.6.2015

(b)         Fixed Rate Portions of the Forsythe Loan, if any, may be Prepaid only in accordance with Section 5.04 including, without limitation, Section 5.04(a).

ARTICLE 3 — THE FMB LOAN

3.01        FMB Loan.  Lender shall lend Borrower the principal sum of $21,000,000.00 (the “FMB Loan”). The FMB Loan will be evidenced by this agreement and a promissory note in a form provided by Lender (the “FMB Loan Note”).

3.02        Disbursement.  The FMB Loan will be disbursed to or for the account of Borrower within two Business Days after all of the following conditions precedent are satisfied, but no later than April 15, 2016:

(a)         Borrower has delivered to Lender each of the following instruments and agreements each in a form satisfactory to Lender (the “FMB Funding Documents”):

(1)          a Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing dated on or about the date of the disbursement of the FMB Loan by CVL granting a first lien and security interest in CVL’s property located in Butler County, Nebraska (the “Nebraska - Butler County Security Instrument”);

(2)          a Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing dated on or about the date of the disbursement of the FMB Loan by PHF granting a first lien and security interest in PHF's property located in Baca County, Colorado (the “Colorado - Baca County Security Instrument”);

(3)          a Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated on or about the date of the disbursement of the FMB Loan by PHF granting a first lien and security interest in PHF's property located in McDonough County, Illinois (the “Illinois - McDonough County Security Instrument”);

(4)          a Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated on or about the date of the disbursement of the FMB Loan by PHF granting a first lien and security interest in PHF's property located in Schuyler County, Illinois (the “Illinois - Schuyler County Security Instrument”);

(5)          a Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated on or about the date of the disbursement of the FMB Loan by PHF granting a first lien and security interest in PHF's property located in Fulton County, Illinois (the “Illinois - Fulton County Security Instrument”);

(6)          a Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated on or about the date of the disbursement of the FMB Loan by PHF granting a first lien and security interest in PHF's property located in Mason County, Illinois (the “Illinois - Mason County Security Instrument”;  and the Nebraska - Butler County Security Instrument, the Colorado - Baca County Security Instrument, the Illinois - McDonough County Security Instrument, the Illinois - Schuyler County Security Instrument, the Illinois - Fulton County Security Instrument, and the Illinois - Mason County Security Instrument, are individually and collectively, the “FMB Security Instruments”;  and the “Land” as defined in the FMB Security Instruments, and any other land encumbered thereby, is herein the “FMB Mortgaged Land”);

(7)          an Unsecured Environmental Indemnity Agreement with respect to the FMB Mortgaged Land dated on or about the date of the disbursement of the FMB Loan by Borrower to and in favor of Lender; and

(8)          any and all other instruments and agreements reasonably required by Lender for purposes of the disbursement of the FMB Loan; and

(b)         satisfaction of all other conditions to additional disbursements under Section 5.01.

3.03          Interest.  The unpaid principal balance of the FMB Loan will bear interest at the Adjustable Rate, determined in accordance with Section 5.02.

3.04          Scheduled Repayment.

(a)          Accrued interest on the FMB Loan shall be paid on each Regular Payment Date to the Maturity Date.

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	4	Rev. 4.6.2015

(b)         The unpaid principal balance of the FMB Loan, accrued interest thereon, and any other outstanding Obligations, shall be paid on the Maturity Date.

3.05      Prepayment.  The FMB Loan may be Prepaid only in accordance with Section5.04.

ARTICLE 4 — THE CONDREY LOAN

4.01      Condrey Loan.  Lender shall lend Borrower the principal sum of $16,000,000.00 (the “Condrey Loan”). The Condrey Loan will be evidenced by this agreement and a promissory note in a form provided by Lender (the “Condrey Loan Note”).

4.02       Disbursement.  The Condrey Loan will be disbursed to or for the account of Borrower within two Business Days after all of the following conditions precedent are satisfied, but no later than April 15, 2016:

(a)         Borrower has delivered to Lender each of the following instruments and agreements each in a form satisfactory to Lender (the “Condrey Funding Documents”):

(1)          a Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated on or about the date of the disbursement of the Condrey Loan by FPIP granting a first lien and security interest in FPIP's property located in Catahoula Parish, Louisiana (the “Condrey Security Instrument”; and the “Land” as defined in the Condrey Security Instrument, and any other land encumbered thereby, is herein the “Condrey Mortgaged Land”); and

(2)          an Unsecured Environmental Indemnity Agreement with respect to the Condrey Mortgaged Land dated on or about the date of the disbursement of the Condrey Loan by Borrower to and in favor of Lender; and

(3)          any and all other instruments and agreements reasonably required by Lender for purposes of the disbursement of the Condrey Loan; and

(b)         satisfaction of all other conditions to additional disbursements under Section 5.01.

4.03     Interest.  The unpaid principal balance of the FMB Loan will bear interest at the Adjustable Rate, determined in accordance with Section 5.02.

4.04      Scheduled Repayment.

(a)       Accrued interest on the Condrey Loan shall be paid on each Regular Payment Date to the Maturity Date.

(b)       The unpaid principal balance of the Loan, accrued interest thereon, and any other outstanding Obligations, shall be paid on the Maturity Date.

4.05      Prepayment. The Condrey Loan may be Prepaid only in accordance with Section 5.04.

ARTICLE 5 — GENERAL LOAN TERMS

5.01      Conditions to All Additional Disbursements. The following are conditions to all Additional Disbursements under this agreement:

(1)          there has occurred no Event of Default and there has been no event or occurrence and no condition exists which, with the giving of notice or the passage of time would be an Event of Default;

(2)          as of the date of the Additional Disbursement, the representations and warranties in the Loan Documents are true and correct as though made on that date;

(3)          satisfactory completion of Lender's due diligence with respect to the Mortgaged Land which is subject to the Security Instruments to be delivered to Lender in connection with such disbursement (individually and collectively, the “Additional Disbursement Security Instrument” and such Mortgaged Land, the “Additional Disbursement Land”);

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	5	Rev. 4.6.2015

(4)          the Market Value of the Additional Disbursement Land is not less than that amount which will ensure (a) that the Additional Disbursement Loan To Value Ratio is not greater than 50%, and (b) that upon the Additional Disbursement, Borrower will not be in violation of the covenant in Section 9.01 (Loan To Value Ratio);

(5)          Lender has received evidence of leases under which the Additional Disbursement Land is leased to third parties under lease agreements acceptable to Lender (the “Additional Disbursement Leases”);

(6)          except as otherwise approved by Lender, Lender has received evidence that all Additional Disbursement Leases with a term ending more than one year after the projected date of the Additional Disbursement will be subordinate to mortgage lien created under the Additional Disbursement Security Instruments;

(7)          Lender has received evidence satisfactory to Lender, that all policies of insurance required under the Loan Documents are in full force and effect and all premiums for those policies have been paid through the date required by Lender;

(8)          there has been no material adverse change in the Market Value of the Additional Disbursement Land or existing Mortgaged Land, respectively;

(9)          since the most recent Funding Date of any Loan, there has been no material adverse change in any Borrower's legal status or financial condition;

(10)         First American Title Insurance Company or another title insurance underwriter acceptable to Lender, has irrevocably agreed to issue an ALTA Lender's policy of title insurance insuring the Additional Disbursement Security Instrument as a first lien on the Additional Disbursement Land in favor of Lender, with exceptions approved by Lender and no others, and otherwise in a form satisfactory to Lender;

(11)         Lender has received an opinion of Borrower's counsel as to the Borrower's existence, due authorization and execution of the instruments and agreement delivered by Borrower and Guarantor in connection with the disbursement, and the enforceability of such instruments and agreements in accordance with their terms, subject however to customary and reasonable assumptions, conditions and qualifications;

(12)         Borrower has paid all fees and expenses and other amounts required under this agreement to be paid by Borrower; and

(13)         such other conditions as may be reasonably required by Lender.

5.02          Adjustable Rate Interest.

(a)         Beginning on the Adjustable Rate Commencement Date, the Adjustable Rate means the Initial Adjustable Rate, fixed to the initial Adjustable Rate Adjustment Date.

(b)         On each Adjustable Rate Adjustment Date, Lender may, at its option, Adjust the applicable rate of interest on any Loan (or, in the case of the Forsythe Loan, the applicable Fixed Rate Portion thereof) bearing interest at an Adjustable Fixe Rate, to any rate of interest per annum specified by Lender, in its sole discretion (any such Adjusted rate, the “New Adjustable Rate”), and the unpaid principal balance of such Loan (or, in the case of the Forsythe Loan, the applicable Fixed Rate Portion) will bear interest from the applicable Adjustable Rate Adjustment Date at the New Adjustable Rate, fixed to the following Adjustable Rate Adjustment Date, if any, or if none, the Maturity Date.

(c)         For purposes of this agreement:

(1)          the term “Adjustable Rate Commencement Date” means:

(A)            in the case of each Fixed Rate portion of the Forsythe Loan, the applicable Forsythe Adjustable Rate Effective Date (defined in Section 2.03(b)(2)); and

(B)            in the case of the FMB Loan and the Condrey Loan, each, the Funding Date for such Loan, respectively; and

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	6	Rev. 4.6.2015

(2)          the term Initial “Initial Adjustable Rate” means:

(A)in the case of each Fixed Rate Portion of the Forsythe Loan, the applicable Quoted Initial Adjustable Rate (defined in Section 2.03(d)); and

(B)in the case of the FMB Loan and the Condrey Loan, each, the rate of 2.66% per annum.

(3)          the term “Adjustable Rate Adjustment Date” means:

(A)in the case of each Fixed Rate Portion of the Forsythe Loan, each applicable Forsythe Adjustable Rate Adjustment Date; and

(B)in the case of the FMB Loan and the Condrey loan, each, March 29, 2019, March 29, 2022, and March 29, 2025, each.

5.03         Notice of Rate Adjustment.  On or prior to the effective date of any Adjustment of the Floating Rate Spread or the Adjustable Rate applicable to any Loan (or, in the case of the Forsythe Loan, any Fixed Rate Portion thereof), Lender shall notify Borrower of such Adjustment (such notice, a “Notice of Rate Adjustment”).

5.04          Prepayments.

(a)          Any Loan subject to the terms and provisions of this Section 5.04(a) may be Prepaid only as follows:

(i)       During each calendar year Borrower may make one or more Prepayments each in an amount not to exceed: (A) 20% of the original principal amount of the applicable Loan; minus (B) the sum total of all principal payments of the applicable Loan previously received by Lender during the calendar year in which the Prepayment occurs.

(ii)      Borrower may make a Prepayment equal to the entire unpaid principal balance of the applicable Loan (A) during the 30 day period immediately following any Notice of Rate Adjustment or (B) during the 30 day period immediately preceding the Maturity Date.

(iii)     Prepayments other than at a time, or in excess of the amount, permitted above may be made only if Borrower also pays to Lender the Prepayment Premium (defined in Section 5.04(c)).

(b)          All Prepayments and subject to the following:

(i)       The Prepayments must, at the option of Lender, be accompanied by all unpaid accrued interest on the Prepayment and all other amounts due under this agreement.

(ii)      Each Prepayment of less than the full amount of the entire unpaid principal balance of the Loan being Prepaid will, to the extent permitted by Applicable Law, be applied to the unpaid principal amount of that Loan in the order determined by Lender.

(iii)     If Lender receives any Prepayment which is not permitted under this agreement, Lender may accept the Prepayment; except that Lender may, as a condition of acceptance, require the payment of interest which would accrue on the amount Prepaid to the date when Lender would be obligated to accept the Prepayment, or the date the principal amount Prepaid would be due under this agreement, whichever is earlier.

(c)          For purposes of this agreement, “Prepayment Premium” means the Yield Maintenance Amount (defined in Appendix A), calculated using a reinvestment spread equal to 100 basis points (the “Reinvestment Spread”), and a yield maintenance minimum amount equal to 1.000% of that portion of the Prepayment not permitted under this agreement (the “Yield Maintenance Minimum Amount”).

5.05          Default Rate. If there is an Event of Default, then subject to the provisions of Section 5.07, the principal balance of the Loans and to the extent permitted by Applicable Law, all other Obligations, will at the option of Lender, from the day of the Event of Default, bear interest at that rate which is the lesser of (a) 18% per

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	7	Rev. 4.6.2015

annum, or (b) 8.000% per annum over the applicable Contract Rate, and if no Contract Rate is applicable, the highest Contract Rate applicable to any Loan (the “Default Rate”). Interest payable at the Default Rate shall be paid from time to time on demand, or if not sooner demanded, on the first day of each month. The provisions of this section may result in compounding of interest. The imposition and receipt of a Default Rate will not waive Lender's other rights with respect to an Event of Default.

5.06          Prohibited Transfer Rate.  If there is a Prohibited Transfer, Lender may, at Lender's option, without limitation to any other rights or remedies available to Lender upon an Event of Default, deem that the principal balance of the Loans and, to the extent permitted by Applicable Law, all other Obligations, will bear interest at the Contract Rate plus 2.00% per annum (the “Prohibited Transfer Rate”), retroactive to the date of the Prohibited Transfer (without regard to the date that the Prohibited Transfer is discovered by Lender) to the Maturity Date, and Borrower shall pay to Lender, upon demand, the difference between the amount of interest calculated at the Contract Rate in effect at the time of the Prohibited Transfer and the amount of interest calculated at the Prohibited Transfer Rate from the date of the Prohibited Transfer to the date payment is received by Lender (that amount, the “Prohibited Transfer Rate Adjustment Amount”). Lender's rights under this Section 5.06 are an option available to Lender. Lender may at any time after a Prohibited Transfer, and notwithstanding Lender's prior election that all Obligations will bear interest at the Prohibited Transfer Rate, elect to declare the Prohibited Transfer an Event of Default and all Obligations will, after declaration of an Event of Default bear interest at the Default Rate.

5.07          Maximum Rate. Notwithstanding any provision of this agreement to the contrary: (1) no interest will be due on any amount due under this agreement if, under Applicable Law, Lender is not permitted to charge interest on that amount; and (2) in all other cases interest due under this agreement will be calculated at a rate not to exceed the Maximum Rate. If Borrower is requested by Lender to pay interest on any amount due under this agreement at a rate greater than the Maximum Rate, the amount of interest due on that amount will be deemed the Maximum Rate and all payments in excess of the Maximum Rate will be deemed to have been Prepayments without prepayment fee or penalty, and not interest. All amounts other than interest which are charged, reserved, paid or agreed to be paid to Lender for the use, forbearance, or detention of Borrower's indebtedness to Lender under this agreement will, to the extent permitted by Applicable Law, be amortized over the full stated term of the indebtedness, so that the rate of interest on account of that indebtedness does not exceed the Maximum Rate for so long as the indebtedness is outstanding.

5.08          Computation of Interest. All computations of accrued interest due under the Loan Documents will be made on the basis of a 360 day year comprised of 12 months of 30 days each.

5.09          Method and Application of Payments. All payments of principal, interest, and other amounts to be made under the Loan Documents shall be made to Lender in U.S. dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 2:00 PM, Chicago, Illinois time, on the dates on which those payments will become due (any of those payments made after the time on the due date will be deemed to have been made on the next succeeding Business Day). All payments received by Lender (including, to the extent permitted by Applicable Law, all proceeds received from the sale or other liquidation of the Collateral) will be applied to the Obligations in any order determined by Lender. At the option of Lender, the early or late date of making a regularly scheduled payment will be disregarded for purposes of allocating the payment between principal and interest. For this purpose, the payment will be treated as though made on the date due. In any legal action or proceeding, the entries made by Lender in accordance with its usual practice and evidencing the Obligations, will be prima facie evidence of the existence and amounts of those Obligations.

5.10          Payments on a Non-Business Day. Whenever any payment under any Loan Document is stated to be due on a day that is not a Business Day, that payment may be made on the next succeeding Business Day, and that extension of time will in that case be included in the computation of the payment of interest and fees, as the case may be.

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	8	Rev. 4.6.2015

ARTICLE 6 - COLLATERAL

6.01          Collateral. The payment and performance of the Obligations are secured by all Liens in favor of Lender created under:

(1)          the Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated as of the date of this agreement by FPI ILL I and recorded in the real estate records of Edgar County, Illinois (the “Illinois - FPI ILL I Edgar County Security Instrument”);

(2)          the Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated as of the date of this agreement by FPI ILL II and recorded in the real estate records of Edgar County, Illinois (the “Illinois - FPI ILL II Edgar County Security Instrument”);

(3)          the Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated as of the date of this agreement by FPI ILL II and recorded in the real estate records of Crawford County, Illinois (the “Illinois - Crawford County Security Instrument”);

(4)          the Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated as of the date of this agreement by FPI ILL II and recorded in the real estate records of Coles County, Illinois (the “Illinois - Coles County Security Instrument”);

(5)          the Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated as of the date of this agreement by FPI ILL II and recorded in the real estate records of Clark County, Illinois (the “Illinois - Clark County Security Instrument”);

(6)          the Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated as of the date of this agreement by FPI ILL II and recorded in the real estate records of Cumberland County, Illinois (the “Illinois - Cumberland County Security Instrument”);

(7)          the Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated as of the date of this agreement by FPI ILL II and recorded in the real estate records of Douglas County, Illinois (the “Illinois - Douglas County Security Instrument”);

(8)          the Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing dated as of the date of this agreement by FPI ILL II and recorded in the real estate records of Vermilion County, Illinois (the “Illinois - Vermilion County Security Instrument”; and the Illinois - FPI ILL I Edgar County Security Instrument, Illinois - FPI ILL II Edgar County Security Instrument, the Illinois - Crawford County Security Instrument, the Illinois - Coles County Security Instrument, the Illinois - Clark County Security Instrument, the Illinois - Cumberland County Security Instrument, the Illinois - Douglas County Security Instrument, and the Illinois - Vermillion County Security Instrument are individually and collectively, the “Forsythe Security Instruments”, and the “Land” as that term is defined in the Forsythe Security Instruments, the “Forsythe Mortgaged Land”);

(9)         the FMB Security instruments, if any;

(10)        the Condrey Security Instrument, if any; and

(11)        any other written instrument or agreement stating expressly that it secures the Obligations (together with the Security Instruments, the “Collateral Documents”).

6.02          Inspections. Subject to the rights of tenants known to Lender, if any, Borrower shall permit Lender or any of its agents or representatives to at any reasonable time and from time to time (1) inspect all or any portion of the Collateral to confirm compliance with the terms and conditions of the Loan Documents or for purposes of any appraisal of the Collateral required by Lender; (2) conduct tests on any part of the Collateral required by Lender, which may include taking and removing soil or groundwater samples; and (3) examine and make copies of and abstracts from the records and books of Borrower. Lender may discuss the affairs, finances, and accounts of Borrower with (if Borrower is other than an individual) officers, directors, partners, or managers of

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	9	Rev. 4.6.2015

Borrower, as applicable; Borrower's independent accountants; and any other Person dealing with Borrower. Notwithstanding the foregoing terms of this Section 6.02, with respect to any Borrower financial reporting required under SEC rules applicable to Borrower, such reporting and the records and books of Borrower related thereto will not be made available as otherwise required hereunder prior to the time required by such SEC rules.

ARTICLE 7 - GUARANTY

The Obligations are guaranteed by FARMLAND PARTNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“FP OP”) and FARMLAND PARTNERS INC., a Maryland corporation (“FP Inc.”) (FP OP and FP Inc. individually and collectively, “Guarantor”) under the terms and conditions of the Guaranty dated as of the date of this agreement (the “Guaranty”).

A portion of the Obligations are also guaranteed by PAUL A PITTMAN (“Pittman”), as guarantor, under the Guaranty (Limited) from Pittman to Lender dated as of the date of this agreement (the “Pittman Guaranty”). Lender agrees that Pittman may withdraw the Pittman Guaranty at any time, upon notice to Lender.

ARTICLE 8 — BORROWER REPRESENTATIONS

8.01          Representations.  Borrower represents and warrants to Lender that:

(1)          if Borrower is anything other than an individual, it has complied with all Applicable Laws concerning its organization, existence and the transaction of its business, and is in existence and good standing in its state of organization and each state in which it conducts its business;

(2)          the execution, delivery and performance by Borrower of each Loan Document to which it is a Party, is within the power and authority of Borrower and has been duly authorized;

(3)          to Borrower's knowledge, the Loan Documents do not conflict with any Applicable Law;

(4)          each Loan Document to which Borrower is a Party is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required thereunder, when executed and delivered to Lender, will be similarly legal, valid, binding and enforceable;

(5)          to Borrower's knowledge, all financial statements and other reports, documents, instruments, information and forms of evidence concerning Borrower, Guarantor, the Collateral, or any other fact or circumstance (the “Financial Information”), delivered to Lender in connection with this agreement, are accurate, correct and sufficiently complete in all material respects to provide Lender true and accurate knowledge of their subject matter, including, without limitation, all material contingent liabilities;

(6)          to Borrower's knowledge, there has been no Material Adverse Effect as to Borrower since the effective date of the Financial Information provided to Lender;

(7)          to Borrower's knowledge, Borrower is not the subject of any Judgment; and there is no lawsuit, tax claim or other dispute pending or to Borrower's knowledge threatened against Borrower or the Collateral that, if determined adverse to Borrower, is reasonably likely to have a Material Adverse Effect;

(8)          the Loan Documents do not conflict with, nor is Borrower in default under any agreement or arrangement in effect providing for or relating to extensions of credit in respect of which Borrower is in any manner directly or contingently obligated;

(9)          Borrower has filed all tax returns (federal, state, and local) required to be filed by Borrower and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties;

(10)        to Borrower's knowledge, Borrower is in compliance with all Applicable Laws (including all Environmental Laws), and there is no claim, action, proceeding or investigation pending or to Borrower's knowledge threatened against Borrower with respect to a violation of Applicable Law by Borrower;

(11)        to Borrower's knowledge, no partner of Borrower, if Borrower is a partnership; no member of Borrower, if Borrower is a limited liability company; or no stockholder of Borrower, if Borrower is a corporation (other

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than a corporation listed on a recognized, national stock exchange), is an officer or director of Lender or is a relative of an officer or director of Lender within the following categories: a son, daughter, or descendant of either; a stepson, stepdaughter, stepfather, stepmother; father, mother, or ancestor of either; or a spouse. It is expressly understood that for the purpose of determining any of the foregoing relationships, a legally adopted child of a person is considered a child of such person by blood;

(12)        (A) Borrower is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to individually and collectively as a “Plan”); (B) Borrower's assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (C) Borrower will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets”;

(13)        Borrower, any partner, member or stockholder of Borrower, or any direct or indirect owner of any interest in Borrower (not including stockholders in a corporation listed on a recognized, national stock exchange) is not and shall not become a “foreign person” under the International Investment and Trade in Services Survey Act, the Agricultural Foreign Investment Disclosure Act of 1978, the Foreign Investments in Real Property Tax Act of 1980, the amendments of such Acts or regulations promulgated pursuant to such Acts; and

(14)        to Borrower's knowledge, there is no Event of Default or event which, with notice or lapse of time would be an Event of Default.

8.02          Information Accurate and Complete. Borrower's submission of any report, record or other information pertaining to the condition or operations, financial or otherwise, of Borrower, from time to time, whether or not required under this agreement, will be deemed accompanied by a representation by Borrower that the report, record or information is complete and accurate in all material respects as to the condition or operations of Borrower (and, if applicable, Borrower's Subsidiaries, Affiliates, partners, shareholders, members, or other principals), including, without limitation, all material contingent liabilities.

ARTICLE 9 — BORROWER COVENANTS

Until such time as all Obligations have been paid in full:

9.01          Loan To Value.

(a)         Borrower shall maintain a Loan to Value Ratio no greater than 60%, measured as of March 29, 2017, and March 29 of each year thereafter to the Maturity Date (this requirement, the “Loan to Value Covenant”).

(b)         Lender shall promptly notify Borrower of any violation of the Loan to Value Covenant, along with a table of Market Values of the various parcels of Mortgaged Land utilized by Lender for purposes of calculating the Loan to Value Ratio.

(c)         Within ten Business Days following Borrower's receipt of any notice from Lender of a violation of the Loan to Value Covenant, Borrower shall, within ten Business days, either (i) make a Prepayment which, if made prior to the date of measurement of Borrower's Loan to Value Ratio, would have caused Borrower to be in compliance with the Loan to Value Covenant; or (ii) deliver notice to Lender that Borrower will, at its own expense, obtain a new Conforming Appraisal of all or a portion of Mortgaged Land (a “Reappraisal Notice”); or (iii) deliver notice to Lender that Borrower will grant Lender a first lien and security interest in additional land with a Market Value sufficient to cause Borrower to be in compliance with Section 9.01(a) (an “Additional Mortgaged Land Notice”;  and such additional Collateral, the “Additional Mortgaged Land”).

(d)         If Borrower delivers a Reappraisal Notice, Borrower shall, within 90 days after the date of the Reappraisal Notice, obtain and deliver to Lender, a new Conforming Appraisal of the Mortgaged Land (or that portion thereof specified by Borrower in the Reappraisal Notice). Promptly following receipt of such new

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Conforming Appraisal, Lender shall recalculate the Loan to Value Ratio using the Market Value established stated therein (and, if the new Conforming Appraisal does not include all of the Mortgaged Land, previously performed Conforming Appraisals of any such excluded Mortgaged Land), and notify Borrower of the results. If such recalculated Loan to Value Ratio is sufficient to comply with the Loan to Value Covenant, no further action by Borrower is required with respect to the Loan to Value Covenant for the applicable period. However, if such recalculated Loan to Value Ratio is insufficient for such purpose, Borrower shall, within ten Business Days after receipt of such notice from Lender, either (i) make a Prepayment which, if made prior to the date of measurement of such recalculated Loan to Value Ratio, would have caused Borrower to be in compliance with the Loan to Value Covenant; or (ii) deliver an Additional Mortgaged Land Notice.

(e)          If Borrower delivers an Additional Mortgaged Land Notice, Lender's acceptance of the Additional Mortgaged Land as Collateral for the Loans is subject to satisfaction of the following no later than 45 days after the date of the Additional Mortgaged Land Notice:

(1)          satisfactory completion of Lender's due diligence with respect to the Additional Mortgaged Land;

(2)          Borrower has delivered to Lender one or more Security Instruments covering the Additional Mortgaged Land, in form and substance satisfactory to Lender (individually and collectively, the “Additional Mortgaged Land Security Instrument”);

(3)          the Market Value of the Additional Mortgaged Land is not less than that amount which will ensure compliance with Section 9.01(a);

(4)          Lender has received evidence of leases under which the Additional Mortgaged Land is leased to third parties under lease agreements reasonably acceptable to Lender (the “Additional Mortgaged Land Leases”);

(5)          except as otherwise approved by Lender, Lender has received evidence reasonably satisfactory to Lender, that all Additional Mortgaged Land Leases with a term ending more than one year after the date of the recording of the Additional Mortgaged Land Security Instrument, will be subordinate to mortgage lien created under the Additional Mortgaged Land Security Instrument;

(6)          Lender has received evidence reasonably satisfactory to Lender, that all policies of insurance required under the Loan Documents with respect to the Additional Mortgaged Land are in full force and effect and all premiums for those policies have been paid through the date required by Lender;

(7)          there has been no material adverse change in the Market Value of the existing Mortgaged Land, respectively;

(8)          since the most recent Funding Date of any Loan, there has been no material adverse change in any Borrower's legal status or financial condition;

(9)          First American Title Insurance Company or another title insurance underwriter acceptable to Lender, has irrevocably agreed to issue an ALTA Lender's policy of title insurance insuring the Additional Disbursement Security Instrument as a first lien on the Additional Disbursement Land in favor of Lender, with exceptions approved by Lender and no others, and otherwise in a form satisfactory to Lender;

(10)        Lender has received an opinion of Borrower's counsel as to the Borrower's existence, due authorization and execution of the Additional Mortgaged Land Security Instrument and all other instruments and agreement delivered by Borrower and Guarantor in connection with the Additional Mortgaged Land, and the enforceability of the Additional Mortgaged Land Security Instrument and such other instruments and agreements in accordance with their terms, subject however to customary and reasonable assumptions, conditions and qualifications;

(11)        Borrower has paid all other fees and expenses and other amounts required under this agreement to be paid by Borrower; and

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(12)          such other conditions as may be reasonably required by Lender.

If and when all of the Additional Mortgaged Land Conditions are satisfied, no further action by Borrower is required with respect to the Loan to Value Covenant for the applicable period.

(f)          Simultaneously with Borrower's delivery of each and every Reappraisal Notice or Additional Mortgaged Land Notice, Borrower shall pay Lender a non-refundable review fee equal to the greater of (i) 0.15% of the additional Mortgaged Land Market Value required to cause Borrower to be in compliance with the Loan to Value Covenant, or (ii) $5,000.

(g)          All Prepayments made under this Section 9.01 will be subject to the requirements of Section 5.04.

(h)          If and whenever the Loan to Value Ratio is less than 50%, Borrower may request that Lender release certain Mortgaged Land with an appraised market value no greater than that which, if omitted from the calculation of Mortgaged Land Value would result in a Loan to Value Ration no greater than 50%. Lender may, at its option, agree to such request.

9.02          Books and Records. Subject to the provisions of this Section 9.02 below, Borrower shall maintain and cause each of its Subsidiaries to maintain proper books of record and account including full, true, and correct entries of all dealings and transactions relating to its and their business and activities, in all material respects in conformity with generally accepted accounting principles (“GAAP”). Notwithstanding this Section 9.02 to the contrary, no Borrower or Subsidiary of Borrower which is a “disregarded entity” for Federal income tax purposes will be required to maintain separate books of record and account.

9.03          Reporting Requirements. Borrower shall furnish or cause to be furnished to Lender:

(1)          promptly (and no later than 30 days) after requested by Lender, a balance sheet, income statement, and statement of cash flows and

(2)          promptly (and no later than 30 days) after requested by Lender, all other books, records, financial statements, tax returns, lists of property, rent rolls, and accounts, budgets, forecasts, reports, and other information pertaining to the condition or operations of Borrower.

If requested by Lender, any report, record, statements, lists, reports and other information required under this Section 9.03 must be certified to Lender by an Authorized Representative of Borrower as being true, accurate and complete.

Notwithstanding the foregoing terms of this Section 9.03, with respect to any Borrower financial reporting required under SEC or US Treasury rules applicable to Borrower, such reporting will not be required to be delivered prior to the time required by such SEC rules or US Treasury rules.

9.04          Notice to Lender. Borrower shall notify Lender of the occurrence of any of the following, promptly, but in any event no later than five days after such occurrence: (a) any change in Borrower's name, legal structure, place of business, or chief executive office; (b) the failure by Borrower to comply with the terms and provisions of this agreement; (c) any lawsuit, tax claim or other dispute if, to Borrower's knowledge, filed or threatened against Borrower in an amount greater than $1,000,000.00; (d) any other material dispute between Borrower and any Governmental Authority; and (e) any other Material Adverse Effect known to Borrower as to Borrower or the Real Estate Collateral.

9.05          Maintenance of Assets. Borrower shall maintain and preserve all rights and privileges Borrower now has; and make any repairs, renewals, or replacements reasonably required to keep the Collateral in good working condition.

9.06          Existence and Good Standing. If Borrower is anything other than an individual, Borrower shall preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified to conduct its business in each jurisdiction in which such qualification is required.

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9.07          Change in Business or Organizational Structure. Borrower shall not engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto, without Lender's prior consent, such consent not to be unreasonably withheld; and if Borrower is anything other than an individual, Borrower shall not: (1) form or otherwise acquire any Subsidiary, unless that Subsidiary executes and delivers to Lender a guaranty of all of the Obligations and all other instruments and agreements required by Lender; or (2) merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or change its name or jurisdiction of organization.

9.08          Contributions, Dividends. Borrower also acknowledges that Borrower's future financial condition constitutes a significant inducement to Lender to make the Loans, and Borrower agrees that if there is an Event of Default or any event (including the nonpayment of any amount due under the Loan Documents) which, with the giving of notice or the passage of time would be an Event of Default, or if Borrower reasonably expects that it will not be able to make any payment of principal or interest due under the Loan Documents during the following 12 months then Borrower shall not make or declare (1) any direct or indirect contribution, dividend (whether in cash, stock or any other form) loan or other cash advance, or redeem any interest in Borrower; and (2) any direct or indirect contribution, dividend (cash, stock or other forms), loan or other cash advance to any Subsidiary or Affiliate. For the avoidance of doubt, nothing in the agreement shall prevent or prohibit either Guarantor from making dividend distributions in order to maintain “REIT” status.

9.09          Compliance with Laws. Borrower shall comply in all material respects with all Applicable Laws and pay before delinquency, all taxes, assessments, and governmental charges imposed upon Borrower or its property.

9.10          Insurance.

(a)         If required by Lender, Borrower shall maintain, or cause to be maintained with respect to the Collateral: (1) commercial general liability insurance covering claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Real Estate Collateral, which shall be issued and maintained on an “occurrence” basis, (2) all risk property damage insurance policies covering tangible property comprising the Collateral for the full insurable value on a replacement cost basis, and (3) such additional insurance as required by Lender from time to time.

(b)         As required by Applicable Law, Borrower shall maintain, or cause to be maintained, workers' compensation insurance in minimum form and substance as required by Lender or Applicable Law from time to time (“Worker's Compensation Insurance”).

(c)         During the period of any construction or renovation of any improvement to the Real Estate Collateral with a cost to construct of greater than $1,000,000, Borrower shall maintain, or cause to be maintained builder's risk insurance, for any buildings under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Lender including an occupancy endorsement, and shall also maintain Worker's Compensation Insurance in accordance with Section 9.10(b).

(d)         All policies of insurance required under the Loan Documents shall be maintained at the sole cost and expense of Borrower, must be issued by companies reasonably approved by Lender, and must be reasonably acceptable to Lender as to an AM Best rating for insurer financial size and strength, amounts, forms, risk coverages, deductibles, expiration dates, and cancellation provisions. In addition, each required policy must contain such endorsements as Lender may require and must provide that all proceeds be payable to Lender to the extent of its interest. All co-insurance provisions must be waived. All coverages under Section 9.10(a) (1) shall name the Lender as an additional insured, and all coverages under Section 9.10(a) (2) shall contain a standard Mortgagee Clause and Lender Loss Payee Clause, as appropriate, with respect to the Collateral. If any insurance described above is required, self-insurance with respect to such coverages is prohibited.

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(e)         Upon Lender's request, Borrower shall deliver, in form and substance reasonably acceptable to Lender, evidence of insurance required hereunder. Each policy shall provide that it shall not be cancelled or modified without 30 days prior written notice to Lender. At least 30 days prior to the expiration of any policy required hereunder, Borrower shall furnish Lender appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring.

(f)         If and whenever Lender reasonably believes that any required insurance is not in effect, Lender may (but will not be obligated to) procure that insurance at Borrower's expense. Borrower shall reimburse Lender, on demand, for all premiums on that insurance actually paid by Lender.

9.11          Arms' Length Dealing with respect to the Collateral. Borrower shall not enter into any transaction of any kind with respect to the Collateral with any Subsidiary or Affiliate, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower as would be obtainable by any Borrower at the time in a comparable arm's length transaction with a Person other than a Subsidiary or Affiliate.

9.12          Business Loan. Borrower shall use the proceeds of the Loans for agricultural, commercial, or business purposes, and shall not use the Loans: (1) for personal, family or household purposes; or (2) to purchase or carry “margin stock” (as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System) or to invest in other Persons for the purpose of carrying any such “margin stock” or to reduce or retire any indebtedness incurred for that purpose.

9.13          ERISA. Borrower will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”

9.14          Payment of Lender Fees and Expenses. Borrower shall upon demand, pay to Lender or, at Lender's option, shall reimburse Lender, for all reasonable and actual out of pocket fees and expenses, including Professional Fees, incurred by Lender in connection with the Loans (whether incurred prior to, on, or after the Closing Date), including all Closing Expenses and all reasonable and actual out of pocket fees and expenses incurred in connection with (1) the preparation, negotiation, execution and administration of any consents, amendments, waivers or other modifications to the Loan Documents and any other documents or matters requested by Borrower; (2) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this agreement, the other Loan Documents, or the Collateral; (3) conducting any inspections permitted under the Loan Documents; (4) enforcing any obligations of or collecting any payments due from Borrower under this agreement, the other Loan Documents or with respect to the Collateral; (5) any refinancing or restructuring of the credit arrangements provided under this agreement; and (6) any Insolvency Proceeding involving a claim under the Loan Documents.

9.15          Further Assurances. Borrower shall promptly execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments reasonably requested by Lender to (1) further evidence and more fully describe the Collateral; (2) correct any defects in the execution of the Loan Documents or omissions or errors in the Loan Documents; (3) perfect, protect or preserve any Liens created under any of the Loan Documents; (4) make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith; (5) confirm the amount due on the Loans, the terms of repayment of the Loans, the date to which interest has been paid, whether any offsets or defenses exist against the Loans and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request; and (6) otherwise carry out the intent of the Loan Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any of the Notes or any other document(s) which is not of public record and, in the case of any mutilation, upon surrender and cancellation of the Notes or other document(s), Borrower shall promptly issue, in lieu thereof, a replacement note or other document(s) of like tenor.

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ARTICLE 10 - EVENTS OF DEFAULT AND REMEDIES

10.01          Events of Default. The following each will be an event of default under this agreement (an “Event of Default”):

(1)          any payment required under the Loan Documents is not made within five days after the date when due;

(2)          the Financial Information or any representation in the Loan Documents is materially incorrect or misleading, and Borrower does not within 15 days after notice from Lender to Borrower, cause a change in any fact or circumstance as required to make such representation materially correct;

(3)          Borrower does not comply with the requirements of Section 9.01, (Loan to Value);

(4)          Borrower does not: (A) pay (or cause payment of) all taxes assessed on the Collateral prior to the date when delinquent; (B) maintain (or cause to be maintained) all policies of insurance required under the Loan Documents and pay (or cause payment of) all premiums for that insurance on or prior to the date when due; and (C) maintain the Collateral (or cause the Collateral to be maintained) in good condition and repair, all in accordance with the terms and conditions of the Loan Documents;

(5)          the filing of any federal tax lien against Borrower, any member or general partner, as applicable, of Borrower, or against the Collateral and same is not discharged of record within 30 days after the date filed;

(6)          any change in the Control of any Borrower or in FP OP; or if FP OP pledges or grants a security interest in its membership or any other interest in any Borrower to any Person;

(7)          an Insolvency Proceeding is initiated by Borrower; or any Insolvency Proceeding initiated against Borrower by another Person is not dismissed within 60 days after filing;

(8)          Borrower or any Subsidiary are or become subject to a Judgment or Judgments for the payment of money in an aggregate amount (as to all such Judgments or orders) exceeding $1,000,000.00, which are not covered by independent third-party insurance as to which the insurer does not dispute coverage and (A) enforcement proceedings are commenced by any creditor upon any such Judgment, or (B) there is a period of thirty consecutive days during which a stay of enforcement of any such Judgment, by reason of a pending appeal or otherwise, is not in effect;

(9)          any “Event of Default” as that term is defined in the Loan Documents other than this agreement;

(10)        any default in the payment of a total of more than $5,000,000 in the aggregate owed by Borrower, FP OP or FP Inc to any other institutional lender in connection with real estate or corporate debt, which is not waived or cured within any applicable cure or grace period, if any;

(11)        for more than ten days after notice from Lender, Borrower is in default under any term, covenant or condition of this agreement not previously described in this Section 10.01, which can be cured by the payment of a sum of money; and

(12)        for 30 days after notice from Lender, Borrower is in default under any term, covenant or condition of this agreement not previously described in this Section 10.01; provided that if: (A) it is reasonably certain that the default cannot be cured by Borrower within that 30 day period; and (B) Borrower has commenced curing that default within that 30 day period and thereafter diligently and expeditiously proceeds to cure that default, then that 30 day period will be extended for so long as reasonably required by Borrower in the exercise of due diligence to cure that default, up to a maximum of 90 days after the notice to Borrower of the Event of Default.

10.02          Leases.  Notwithstanding any provision to the contrary in the Security Instrument or other Loan Documents, Borrower may enter into tenant leases of the Mortgaged Real Estate to unrelated third parties providing for rental and other terms and conditions reasonably determined by Borrower to be consistent with the then current market for such property; provided that all such leases shall be subordinate to the lien and security

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interest  in such Mortgaged Real Estate created by the Security Instrument. For the avoidance of doubt such leases will be deemed to not be a “Prohibited Transfer”.

10.03          Remedies.  Upon the occurrence of an Event of Default, Lender may: (1) declare all Obligations due and payable, without presentment, notice of intent to accelerate, notice of acceleration, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; and (2) exercise all other rights and remedies afforded to Lender under the Loan Documents or Applicable Law or in equity; except that upon an actual or deemed entry of an order for relief with respect to Borrower or any of its Subsidiaries in any Insolvency Proceeding, all Obligations will automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived by Borrower. All remedies shall be cumulative to the fullest extent permitted by law.

ARTICLE 11  — NOTICES

All requests, notices, approvals, consents, and other communications between the Parties (individually and collectively, “Notices”) under the terms and conditions of the Loan Documents must be in writing and mailed or delivered to the address specified in that Loan Document, or to the address designated by any Party in a notice to the other Parties; and in the case of any other Person, to the address designated by that Person in a notice to Borrower and Lender. All Notices will be deemed to be given or made upon the earlier to occur of: (1) actual receipt by the intended recipient; or (2) (A) if delivered by hand or by courier, upon delivery; or (B) if delivered by mail, four Business Days after deposit in the U.S. mail, properly addressed, postage prepaid; except that notices and other communications to Lender will not be effective until actually received by Lender. Borrower requests that Lender accept, and Lender may, at its option, accept and is entitled to rely and act upon any Notices purportedly given by or on behalf of Borrower, even if not made in a manner specified herein (including Notices made verbally, by telephone, telefacsimile, email, or other electronic means of communication), were incomplete or were not preceded or followed by any other form of Notice specified herein, or the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic Notices to and other telephonic communications with Lender may be recorded by Lender, and each Party consents to such recording.

ARTICLE 12 — MISCELLANEOUS

12.01          Optically Imaged Reproductions.  Lender may make an optically imaged reproduction of any or all Loan Documents and, at its election, destroy the original or originals. Borrower consents to the destruction of the original or originals and agrees that a copy of the optically imaged reproduction of any Loan Document will be the equivalent of and for all purposes constitute an “original” document. For purposes of this section, “for all purposes” includes use of the optically imaged reproduction: (1) to prove the content of the original document at trial, mediation, arbitration or administrative hearing; (2) for any business purpose; (3) for internal or external audits and/or examination by or on behalf of Governmental Authorities; (4) in canceling or transferring any document; and (e) in conjunction with any other transaction evidenced by the original document.

12.02          Entire Agreement.  This agreement and the other Loan Documents, individually and collectively: (1) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (2) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (3) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this agreement and any other agreements required by this agreement, this agreement will prevail.

12.03          Joint and Several Obligations. Each Person defined as Borrower: (1) expressly acknowledges that it has benefited and will benefit, directly and indirectly, from the Loans and acknowledges and undertakes, together with the other Borrowers, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations; (2) acknowledges that this agreement is the independent and several obligation of each Borrower and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower; and (3) agrees that its liability hereunder and under any other Loan Document is absolute, unconditional, continuing

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and irrevocable. BORROWER EXPRESSLY WAIVES ANY REQUIREMENT THAT LENDER EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER BORROWERS UNDER THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE OBLIGATIONS.

12.04          Obligations of Married Persons. Any Borrower who is a married Person signs this agreement on his or her own behalf and on behalf of Borrower's marital community, if any and agrees that recourse may be had against community assets, if any, and against Borrower's separate property for the satisfaction of all Indemnity Obligations.

12.05          Successive Actions. To the extent permitted by Applicable Law, separate and successive actions may be brought hereunder to enforce any of the provisions of this agreement and the other Loan Documents. No action hereunder shall prevent a subsequent action, and Borrower hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

12.06          Waiver of Right of Contribution. Each Person defined as Borrower agrees that it will have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subrogation against any other Person comprising the Borrower under this agreement unless and until all Obligations have been paid, satisfied, and performed, in full. Each such Person further agrees that, to the extent that the waiver of its rights of subrogation and contribution in this agreement is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution that Person may have will be junior and subordinate to the rights of Lender against Borrower under this agreement.

12.07          Authority to Bind Borrower. Any Person defined as Borrower is authorized to bind all parties comprising Borrower. Without limitation of the foregoing, Lender may require any request, authorization, or other action by or on behalf of Borrower be by one or more individuals designated in writing by the parties comprising Borrower (a “Designated Person”). Lender may, at any time and without notice, waive any prior requirement that requests, authorizations, or other actions be taken only by a Designated Person.

12.08          Binding Effect; Successors and Assigns. The Loan Documents will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

12.09          Assignment; Participations. Borrower shall not assign its rights or obligations hereunder without Lender's consent. Lender may assign all or any portion of its interest in the Loans or under the Loan Documents, or grant participations therein, to any Person (each, a “Loan Transferee”), Lender may disclose to any actual or potential Loan Transferee any information that Borrower has delivered to Lender in connection with the Loan Documents; and Borrower shall cooperate fully with Lender in providing that information. Without limitation, Borrower shall within ten days after request from Lender, deliver to any Loan Transferee an estoppel certificate in form reasonably requested by Lender, and current or updated Financial Information and information concerning the Collateral.

12.10          Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Loan Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then Lender may, at its option, declare all Obligations immediately due and payable.

12.11          Amendments in Writing. The Loan Documents may not be amended, changed, modified, altered or terminated without the prior written consent of all parties to the respective Loan Document.

12.12          Governing Law.  EXCEPT AS EXPRESSLY STATED THEREIN, THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (THE “GOVERNING LAW STATE”) WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5‑1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF. NOTWITHSTANDING THE FOREGOING, THE PERFECTION,

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	18	Rev. 4.6.2015

PRIORITY AND PROCEDURES FOR ENFORCEMENT OF LIENS ON REAL PROPERTY COLLATERAL FOR THE OBLIGATIONS WILL BE GOVERNED BY THE APPLICABLE LAWS OF THE STATE WHERE THAT REAL PROPERTY IS LOCATED. THE PARTIES UNDERSTAND THAT THE LAWS OF THE GOVERNING LAW STATE MAY OR MAY NOT DIFFER FROM THE JURISDICTION WHERE THEY RESIDE OR OTHERWISE ARE LOCATED AND WHERE THE COLLATERAL IS LOCATED. THE PARTIES UNDERSTAND, AGREE AND ACKNOWLEDGE THAT (1) NEGOTIATION, AGREEMENT AND PERFORMANCE OF THE LOAN DOCUMENTS AND THE TRANSACTIONS EVIDENCED BY THE LOAN DOCUMENTS HAVE SIGNIFICANT AND SUBSTANTIAL CONTACTS WITH THE GOVERNING LAW STATE, (2) IT IS CONVENIENT TO BOTH PARTIES TO SELECT THE LAW OF THE GOVERNING LAW STATE TO GOVERN THE LOAN DOCUMENTS AND THE TRANSACTIONS EVIDENCED BY THE LOAN DOCUMENTS, (3) THE TRANSACTIONS EVIDENCED BY THE LOAN DOCUMENTS BEAR A REASONABLE CONNECTION TO THE LAWS OF THE GOVERNING LAW STATE, (4) THE CHOICE OF THE INTERNAL LAWS OF THE GOVERNING LAW STATE WAS MADE FOR GOOD AND VALID REASONS, AND (5) SUCH CHOICE CONSTITUTES GOOD AND VALUABLE CONSIDERATION FOR LENDER TO ENTER INTO THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT AND LENDER HAS ENTERED INTO SUCH TRANSACTION IN RELIANCE ON SUCH CHOICE.

12.13          CONSENT TO JURISDICTION.

(a)          BORROWER IRREVOCABLY AGREES THAT, AT THE OPTION OF LENDER, ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH THIS AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY OR ADVISABLE IN CONNECTION WITH AN EXERCISE OF REMEDIES BY SUCH PERSON UNDER THE LOAN DOCUMENTS.

(b)          EACH BORROWER HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN Article 11. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY BORROWER IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

12.14          Counterpart Execution. The Loan Documents may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.

12.15          Necessary Action. Lender is authorized to execute any other documents or take any other actions necessary to effectuate the Loan Documents and the consummation of the transactions contemplated therein.

12.16          Credit Report.  Lender is authorized to order a credit report and verify all other credit information, including past and present loans and standard references from time to time to evaluate the creditworthiness of Borrower. Without limitation, a copy of the consent for release of information, general authorization or similar document on file with Lender will authorize third Persons to provide the information requested from time to time.

12.17          No Construction Against Drafter. Each Party has participated in negotiating and drafting this agreement, so if an ambiguity or a question of intent or interpretation arises, this agreement is to be construed as

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	19	Rev. 4.6.2015

if the parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this agreement.

12.18          GENERAL INDEMNIFICATION. BORROWER SHALL DEFEND, INDEMNIFY AND HOLD LENDER PARTIES HARMLESS AGAINST ANY AND ALL LOSSES OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE LENDER PARTIES: (1) INCURRED AS A RESULT OF THE FAILURE BY BORROWER TO BORROW THE AMOUNT SPECIFIED IN A LOAN REQUEST (INCLUDING ANY FAILURE RESULTING FROM THE FAILURE TO FULFILL THE APPLICABLE CONDITIONS PRECEDENT), INCLUDING ANY LOSS OF ANTICIPATED PROFITS AND LOSSES BY REASON OF THE LIQUIDATION OR REEMPLOYMENT OF DEPOSITS OR OTHER FUNDS ACQUIRED BY LENDER TO FUND THE LOAN; (2) AS A RESULT OF ITS ACTS OR OMISSIONS WHICH RESULT FROM COMMUNICATIONS GIVEN OR PURPORTED TO BE GIVEN, BY BORROWER OR ANY DESIGNATED PERSON, WHICH ARE INTERRUPTED, WHICH ARE MISUNDERSTOOD, OR WHICH ARE IN FACT FROM UNAUTHORIZED PERSONS; (3) ARISING OUT OF OR RESULTING FROM THE VIOLATION BY BORROWER OF ANY ENVIRONMENTAL LAW; (4) RESULTING FROM THE RELIANCE BY LENDER ON EACH NOTICE PURPORTEDLY GIVEN BY OR ON BEHALF OF BORROWER; AND (5) ARISING OUT OF CLAIMS ASSERTED AGAINST THE LENDER PARTIES AS A RESULT OF LENDER BEING PARTY TO THIS AGREEMENT OR THE TRANSACTIONS CONSUMMATED PURSUANT TO THIS AGREEMENT; EXCEPT THAT BORROWER SHALL HAVE NO OBLIGATION TO AN INDEMNIFIED PERSON UNDER THIS SECTION WITH RESPECT TO LOSSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT ANY INDEMNITY UNDER THE LOAN DOCUMENTS IN FAVOR OF LENDER PARTIES IS UNENFORCEABLE FOR ANY REASON, BORROWER SHALL MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION THEREOF WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL INDEMNITIES UNDER THE LOAN DOCUMENTS IN FAVOR OF INDEMNIFIED PARTIES SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

12.19          WAIVER OF TRIAL BY JURY.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE LOANS OR THE LENDER/BORROWER RELATIONSHIP THAT iS BEING ESTABLISHED UNDER THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.20          Office of Foreign Assets Control: Patriot Act. Without limiting the provisions of any other provision hereof above, the Borrower shall, and the Borrower shall cause each of its Subsidiaries to: (1) ensure that no Person who owns a controlling interest in or otherwise controls such Person is listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders; (2) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto; and (3) comply with all applicable Bank Secrecy Act laws and regulations, as amended. As required by federal law and each Lender's policies and practices, each Lender may

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	20	Rev. 4.6.2015

need to obtain, verify and record certain Borrower identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Farmland RE Term Loans 2016 Loan Agreement Loan No. 198280, 198283 and 198284	21	Rev. 4.6.2015

[SIGNATURE PAGE TO LOAN AGREEMENT]

The parties have executed this agreement effective as of the day and year first written above.

BORROWER

Address for notices:	FPI ILLINOIS I LLC, a Delaware limited liability company
4600 S. Syracuse Street, Suite 1450
Denver, Colorado 80237	By: FARMLAND PARTNERS OPERATING PARTNERSHIP,
LP, a Delaware limited partnership, as Member

By: FARMLAND PARTNERS OP GP, LLC, a Delaware
limited liability company, as General Partner

By: FARMLAND PARTNERS INC., a Maryland
corporation, as Member

By:	/s/ LUCA FABBRI
LUCA FABBRI
Chief Financial Officer

Address for notices:	FPI ILLINOIS II LLC, a Delaware limited liability company
4600 S. Syracuse Street, Suite 1450
Denver, Colorado 80237	By: FARMLAND PARTNERS OPERATING PARTNERSHIP,
LP, a Delaware limited partnership, as Member

By: FARMLAND PARTNERS OP GP, LLC, a Delaware
limited liability company, as General Partner

By: FARMLAND PARTNERS INC., a Maryland
corporation, as Member

By:	/s/ LUCA FABBRI
LUCA FABBRI
Chief Financial Officer

[SIGNATURE PAGE TO LOAN AGREEMENT]

COTTONWOOD VALLEY LAND LLC, a Nebraska limited
Address for notices:	liability company
4600 S. Syracuse Street, Suite 1450
Denver, Colorado 80237	By: FARMLAND PARTNERS OPERATING PARTNERSHIP,
LP, a Delaware limited partnership, as Member

By: FARMLAND PARTNERS OP GP, LLC, a Delaware
limited liability company, as General Partner

By: FARMLAND PARTNERS INC., a Maryland
corporation, as Member

By:	/s/ LUCA FABBRI
LUCA FABBRI
Chief Financial Officer

Address for notices:	PH FARMS LLC, an Illinois limited liability company
4600 S. Syracuse Street, Suite 1450
Denver, Colorado 80237	By: FARMLAND PARTNERS OPERATING PARTNERSHIP,
LP, a Delaware limited partnership, as Member

By: FARMLAND PARTNERS OP GP, LLC, a Delaware
limited liability company, as General Partner

By: FARMLAND PARTNERS INC., a Maryland
corporation, as Member

By:	/s/ LUCA FABBRI
LUCA FABBRI
Chief Financial Officer

Farmland RE Term Loans 2016
Loan Agreement
Loan No. 198280, 198283 and 198284	Rev. 4.6.2015
[SIGNATURE PAGE TO LOAN AGREEMENT]

FPI PROPERTIES LLC, a Delaware limited liability
Address for notices:	company
4600 S. Syracuse Street, Suite 1450
Denver, Colorado 80237	By: FARMLAND PARTNERS OPERATING PARTNERSHIP,
LP, a Delaware limited partnership, as Member

By: FARMLAND PARTNERS OP GP, LLC, a Delaware
limited liability company, as General Partner

By: FARMLAND PARTNERS INC., a Maryland
corporation, as Member

By:	/s/ LUCA FABBRI
LUCA FABBRI
Chief Financial Officer

Farmland RE Term Loans 2016
Loan Agreement
Loan No. 198280, 198283 and 198284	Rev. 4.6.2015
[SIGNATURE PAGE TO LOAN AGREEMENT]

APPENDIX A
to Loan Agreement

DEFINED TERMS AND RULES OF INTERPRETATION

1.	Defined Terms.

“Additional Disbursement” means, a disbursement of the proceeds of the FMB Loan or the Condrey Loan, as applicable.

“Additional Disbursement Loan to Value Ratio” means with respect to any Additional Disbursement, the ratio of (a) the amount of the Additional Disbursement to (b) the Market Value of the Additional Disbursement Land.

“Adjust” means to increase or decrease; “Adjusted” means increased or decreased; and “Adjustment” means an increase or a decrease.

“Affiliate” of a Person other than an individual means another Person that directly, or indirectly through one or more intermediaries, controls or is Controlled by or is under common Control with the Person specified.

“Applicable Law” means at any time, all then existing laws, orders, ordinances, rules and regulations of or by a Governmental Authority; except that in determining the Maximum Rate, Applicable Law means those laws, orders, ordinances, rules and regulations in effect as of the date hereof or if there is a change in Applicable Law which (a) permits Lender to charge interest on amounts which Lender would not otherwise be permitted to charge interest, or (b) increases the permissible rate of interest, then the new Applicable Law as of its effective date.

“Authorized Representative” means, (a) for any Person that is an individual, that individual, and (b) for any other Person, including Borrower, an authorized Executive Officer, member, manager, trustee, general partner or agent of such Person whose responsibilities with such Person requires that he/she has knowledge relating to the subject matter of the applicable representation, certification or affidavit.

“Borrower Parties” means Borrower and each of Borrower's members, partners, limited partners, Subsidiaries, Affiliates, officers, directors, agents, employees, servants, attorneys, and representatives, and the successors and assigns of any of them.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the Applicable Laws of the State of Kansas, or are in fact closed in the State of Kansas.

“Closing” means the closing of the transaction contemplated by this agreement in accordance with the Escrow Instructions.

“Closing Date” means the date of the Closing.

“Closing Expenses” means Lender's out of pocket fees and expenses, including Professional Fees, incurred in connection with the underwriting of the Loans or the Closing.

“Collateral” means the real and personal property encumbered by the Liens created under the Collateral Documents.

“Conforming Appraisal” means an appraisal of market value (i) performed by an appraiser from Lender's approved list of appraisers or otherwise approved by Lender, (ii) complying with then current regulatory requirements applicable to Lender, (iii) conforming with Lender's appraisal requirements for real and personal property substantially similar to the appraised property; and (iv) otherwise acceptable to Lender, in its reasonable discretion.

“Contract Rate” means with respect to the Forsythe Loan, the Forsythe Loan Contract Rate, with respect to the FMB Loan and Condrey Loan, the Adjustable Rate determined in accordance with Section 5.02.

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Loan No. 198280, 198283 and 198284
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APPENDIX A
to Loan Agreement

“Control” of a Person other than an individual means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Converted Treasury Yield” means the yield available, or if there is more than one yield available, the average yields of United States Treasury non-callable bonds and notes having a maturity date closest to (before, on, or after) the applicable Rate Adjustment Date, if any, or the Maturity Date (whichever date is next following the prepayment), as reported in the Wall Street Journal or similar publication on the 5th Business Day preceding the date Prepayment will be made (as calculated by Lender in its reasonable judgment), converted to an annualized yield which reflects the frequency of the interest payments made during a calendar year as calculated by Lender.

“Costs” shall mean all liabilities, losses, costs, damages (including consequential damages), reasonable expenses, claims, and Professional Fees of any kind or of any nature whatsoever. For the purposes of this definition, such losses, costs and damages shall include, without limitation, remedial, removal, response, abatement, cleanup, legal, investigative and monitoring costs and related costs, expenses, losses, damages, penalties, fines, obligations, defenses, judgments, suits, proceedings and disbursements.

“Drafting Conventions” means the rules on interpretation specified in Section 2 of this Appendix A.

“Environmental Indemnity Agreement” means the Unsecured Environmental Indemnity Agreement among Borrower, Guarantor and Lender dated as of the date of this agreement.

“Environmental Law” means all requirements of environmental or ecological laws or regulations or controls related to the Mortgaged Land, including all requirements imposed by any law, rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any private agreement (such as covenants, conditions and restrictions), which relate to (a) noise; (b) pollution or protection of the air, surface water, ground water, drinking water, soil or soil vapor; (c) solid, gaseous, or liquid waste generation, handling, collection, treatment, management, storage, disposal, or transportation; (d) exposure to Hazardous Materials; (e) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials; (f) injection, withdrawal, generation, handling, collection, treatment, management, storage, disposal, or transportation of process water, flowback water or fluids, produced water, wastewater, groundwater, drinking water, surface water or stormwater; or (g) the exploration, mining, extraction, or processing of coal, oil, gas, or other minerals.

“Escrow Agent” means company issuing lender's policy of title insurance with respect to the lien of the Mortgage, or other person appointed by Lender for purposes of the escrow closing of the Loans.

“Escrow Instructions” means Lender's written instructions to the Escrow Agent regarding the conditions precedent to the Closing.

“Executive Officer” means, as to any Person, the president, chief executive or operating officer, vice president or secretary of such Person.

“Foreclosure Transfer” means with respect to any Mortgaged Land, the transfer of title to that Mortgaged Land pursuant to judicial decree, the power of sale or other judicial or non-judicial action or proceeding to foreclose Lender's rights in the Mortgaged Land, or by deed in lieu of such foreclosure.

“Forsythe Loan Contract Rate” means at which the Forsyth Loan bears interest in accordance with the terms and provisions of Section 2.02 or Section 2.03, as applicable.

“Funding Date” means with respect to each Loan, the date all or any portion of the proceeds of the Loan were delivered to the Escrow Agent, without regard to when the Borrower actually receives the proceeds.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Farmland RE Term Loans 2016
Loan Agreement	Rev. 4.6.2015
Loan No. 198280, 198283 and 198284
DOCS/1625607.18

APPENDIX A
to Loan Agreement

“Hazardous Materials” means:

(a)those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCIA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and those substances included in the definitions of “hazardous air pollutant” under the federal Clean Air Act (42 U.S.C. Section 701, et seq.), or “extremely hazardous substance” or “toxic chemical' under the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 7401, et seq.), or “extremely hazardous substance” or “toxic chemical” under the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 1101, et seq.), and in the regulations promulgated pursuant to said laws, all as amended;

(b)those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(c)any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317); (v) designated as “pollutant” pursuant to Section 502(6) of the Clean Water Act (33 U.S.C. § 1362(6); (vi) flammable explosives; or (vii) radioactive materials; and

(d)such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations, including mold, radon, radionuclides, heavy metals or other potentially naturally-occurring minerals or substances.

“Indemnified Persons” Lender, Lender's Subsidiaries and Affiliates, and all officers, directors, agents, employees, servants, attorneys, and representatives of Lender or any Subsidiary or Affiliate of Lender.

“Indemnified Matter Cut-Off Date” means the earlier of (a) the payment in full of all Obligations or (b) a Foreclosure Transfer.

“Insolvency Proceeding” means the insolvency of a Person, the appointment of a receiver of any part of Person's property, an assignment by a Person for the benefit of creditors, or the commencement of any proceeding under the Federal Bankruptcy Code or any other bankruptcy or insolvency law, by or against a Person.

“Judgment” means a judgment, order, writ, injunction, decree, or rule of any court, arbitrator, or Governmental Authority.

“Legal Fees” means any and all counsel, attorney, paralegal and law clerk fees and disbursements including, but not limited to fees and disbursements at the pre-trial, trial, appellate, bankruptcy proceeding, discretionary review, or any other level.

“Lender Parties” means Lender, Lender's Subsidiaries and Affiliates, and all officers, directors, agents, employees, servants, attorneys, and representatives of Lender or any Subsidiary or Affiliate of Lender.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, assignment, deposit arrangement, privilege, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loans” means, individually and collectively, the Forsythe Loan, the FMB Loan, and the Condrey Loan.

Farmland RE Term Loans 2016
Loan Agreement	Rev. 4.6.2015
Loan No. 198280, 198283 and 198284
DOCS/1625607.18

APPENDIX A
to Loan Agreement

“Loan Documents” means this agreement, the Notes, the Collateral Documents, the Guaranty, and all other agreements and instruments required by Lender for purposes of evidencing or securing the Loans provided, however, that the Loan Documents do not include the Unsecured Environmental Indemnity Agreement between Borrower, Guarantor and Lender dated as of the date of this agreement.

“Loan to Value Ratio” means the ratio of (a) the sum of the aggregate unpaid principal balance of all Loans to (b) the Mortgaged Land Market Value.

“Losses” means all claims, suits, liabilities (including, strict liabilities), actions, proceedings, obligations, debts, damages (including foreseeable and unforeseeable consequential damages), losses, costs, expenses (including Professional Fees), fines, penalties, charges, fees, Judgments, awards, amounts paid in settlement of whatever kind or nature.

“Market Value” means with respect to any land the market value of such land and any Improvements and Equipment (defined in the Security Instruments) on which Lender holds a first mortgage lien and security interest, with such value (a) established by a Conforming Appraisal, or (b) determined by Lender using a methodology that (i) is considered by Lender to be reasonable and appropriate under the circumstances, and (ii) takes into account current market conditions and a reasonable exposure period, all as determined by Lender it its sole discretion.

“Material Adverse Effect” means any set of circumstances or events which: (a) in the case of a Person, (i) has or could reasonably be expected to have any material adverse effect as to the validity or enforceability of any Loan Document or any material term or condition therein against the applicable Person; (ii) is or could reasonably be expected to be material and adverse to the financial condition, business assets, or operations of the applicable Person; or (iii) materially impairs or could reasonably be expected to materially impair the ability of the applicable Person to perform the Obligations; or (b) in the case of real or personal property, materially impairs or could reasonably be expected to materially impair the market value of that property or the ability of Borrower or the grantor or trustor under any Collateral Document to continue their present use of that property and any other uses expressly described in the Loan Documents.

“Maturity Date” shall have the meaning specified in Section 2.04(b).

“Maximum Rate” means that rate per annum which, under Applicable Law, may be charged without subjecting Lender to civil or criminal liability, or limiting Lender's rights under the Loan Documents as a result of charging, reserving, taking or receiving a rate of interest in excess of the maximum interest rate which Borrower is permitted to contract or agree to pay; except that the Maximum Rate on any amount upon which Lender is not permitted to charge interest will be zero percent.

“Mortgaged Land” means collectively, (a) the Forsythe Land, (b) if and when the FMB Loan is disbursed, the FMB Land, (c) if and when the Condrey Land is disbursed, the Condrey Land; and (d) any Additional Mortgaged Land under Section 9.01(c).

“Notes” means, individually and collectively, the Forsythe Loan Note, the FMB Loan Note, and the Condrey Loan Note.

“Obligations” means all indebtedness, liabilities and obligations of Borrower to Lender arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

“Original Payment Dates” mean the dates on which the Prepaid principal would have been paid if there had been no Prepayment. If any of the principal would have been paid later than the end of the Interest Period in effect at the time of Prepayment, then the Original Payment Date for that amount will be the last day of the Interest Period.

“Party” means a named party to this agreement or another Loan Document, as the context requires.

“Person” means an individual, a corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or other business entity, or a government or any agency or political subdivision thereof.

Farmland RE Term Loans 2016
Loan Agreement	Rev. 4.6.2015
Loan No. 198280, 198283 and 198284
DOCS/1625607.18

APPENDIX A
to Loan Agreement

”Prepaid” means paid by means of a Prepayment.

“Prepay” means to make a Prepayment.

“Prepayment” means a payment of all or a portion of the unpaid principal balance of the Loans prior to the date when due, whether voluntary, by reason of acceleration, or otherwise.

“Prepayment Premium” means the Yield Maintenance Amount (defined in Appendix A), calculated using a reinvestment spread equal to 100 basis points (the “Reinvestment Spread”), and a yield maintenance minimum amount equal to 1.000% (the “Yield Maintenance Minimum Amount”).

“Professional Fees” means: (a) Legal Fees; and (b) all other fees and disbursements of environmental engineers and other third party consultants or professionals associated with the enforcement of Lender's rights and remedies under this agreement.

“Prohibited Transfer” means any sale, contract to sell, conveyance, encumbrance, pledge, mortgage, lease, or other event or circumstance constituting a “Prohibited Transfer” as defined in the Security Instrument.

“Regular Payment Date” shall have the meaning specified in Section 2.04(a).

“Real Estate Collateral” means the Mortgaged Land and all other Collateral which is real property, as opposed to personal property, including any and all improvements located on the Mortgaged Land and all easements or other rights or interests benefiting the Mortgaged Land.

“Release” means any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling (including the abandonment or discarding of barrels, containers and other closed receptacles) into ambient air, surface water, ground water, soil, or soil vapor.

“Security Instrument” means individually and collectively, the Forsythe Security Instruments, the FMB Security Instruments, the Condrey Security Instrument, and any Additional Security Instrument granted to Lender under Section 9.01(e).

“Subsidiary” of a Person which is anything other than an individual means a business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly by that Person. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” refer to any Subsidiary or Subsidiaries, if any.

“UCC” means the Uniform Commercial Code in the Governing Law State.

“U.S. Treasury Reinvestment Rate” means the U.S. Treasury Rate which Lender determines could be obtained by reinvesting a specified Prepaid installment payment in U.S. Treasury Securities maturing on the Original Payment Date.

“Yield Maintenance Amount” means an amount to compensate Lender for the present value of the difference between the rate at which the respective Loan or portion thereof being Prepaid and the U.S. Treasury Reinvestment Rate increased by the Reinvestment Spread; and is equal to the greater of (a) the Yield Maintenance Minimum Amount; or (b) an amount determined by:

(i)calculating the sum of the present values of all unpaid principal and interest payments required under the terms of the Loan being Prepaid through and including the applicable Maturity Date or the next applicable Rate Adjustment Date, if any (whichever is next following the date of Prepayment), including the present value of the outstanding principal balance as of such date (prior to the application of the principal being Prepaid), utilizing a discount rate equal to the Converted Treasury Yield, divided by the frequency of the interest payments made during a calendar year; and

(ii)subtracting from such sum the outstanding principal balance (prior to application of the principal being Prepaid) as of the date the Prepayment will be made; and

(iii)multiplying such remainder by the quotient of (i) the principal being Prepaid,

Farmland RE Term Loans 2016
Loan Agreement	Rev. 4.6.2015
Loan No. 198280, 198283 and 198284
DOCS/1625607.18

APPENDIX A
to Loan Agreement

divided by (ii) the outstanding principal balance as of the date of prepayment (prior to application of the principal being Prepaid).

2.Drafting Conventions.

(a)Evidence; Form of Documents. Evidence of the occurrence or non-occurrence of any event, or the existence or non-existence of any circumstance to be delivered to Lender must be in a form satisfactory to Lender; and any report or document to be received by Lender must be in form and content satisfactory to Lender.

(b)Lender Discretion. Wherever: (i) Lender exercises any right given to it to approve or disapprove; (ii) any arrangement or term is to be satisfactory to Lender; or (iii) any other decision or determination is to be made by Lender, then except as may be otherwise expressly and specifically provided therein, the decision to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, will be in the sole discretion of Lender, without regard for the adequacy of any security for the Obligations;

(c)Other. (i) the words “include,” “includes,” and “including” are to be read as if they were followed by the phrase “without limitation”; (ii) unless otherwise expressly stated, terms and provisions applicable to two or more Persons apply on an individual, as well as a collective basis; (iii) headings and captions are provided for convenience only and do not affect the meaning of the text which follows; (iv) references to a parcel or tract of real estate means, without limitation, the land described, and any and all improvements located thereupon and all easements or other rights or interests benefiting that land; (v) references to an agreement or instrument means that agreement or instrument and all schedules, exhibits, and appendices thereto, together with all extensions, renewals, modifications, substitutions and amendments thereof, subject to any restrictions thereon in that agreement or instrument or in the Loan Documents; (vi) references to a Party means that Party, together with any successors and assigns of any of that Party's rights and obligations under the Loan Documents, subject to restrictions contained in the Loan Documents on the transfer of those rights and obligations; (vii) whenever by the terms of the Loan Documents, Borrower is prohibited from taking an action or permitting the occurrence of some circumstance, Borrower shall not, directly or indirectly take that action or permit that circumstance, or directly or indirectly permit any Subsidiary to take that action or permit that circumstance; (viii) unless specified otherwise, references to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (ix) unless otherwise specified, all references to a time of day are references to the time in Overland Park, Kansas; (x) references to “month” or “year” are references to a calendar month or calendar year, respectively; (xi) if any date specified in this agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day; (xii) a pronoun used in referring generally to any member of a class of Persons, or Persons and things, applies to each member of that class, whether of the masculine, feminine, or neuter gender; (xiii) references to “articles,” “sections,” “subsections,” “paragraphs;” “exhibits,” and “schedules” reference articles, sections, subsections, paragraphs, exhibits, and schedules, respectively, of this agreement unless otherwise specifically provided; (xiv) the words “hereof,” “herein,” “hereunder,” and “hereby” refer to this agreement as a whole and not to any particular provision of this agreement; (xv) the definitions in this agreement apply equally to both singular and plural forms of the terms defined; and (xvi) for purposes of computing periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding;” and the term “upon demand” means “within three Business Days after written demand by Lender.”

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Farmland RE Term Loans 2016
Loan Agreement	Rev. 4.6.2015
Loan No. 198280, 198283 and 198284
DOCS/1625607.18